1993 ALASKA INTERTIE PROJECT





                             PARTICIPANTS AGREEMENT


                                  by and among


          ALASKA ELECTRIC GENERATION & TRANSMISSION COOPERATIVE, INC.,
          The Municipality OF ANCHORAGE d/b/a MUNICIPAL LIGHT & POWER,
                       CHUGACH ELECTRIC ASSOCIATION, INC.,
                          The MUNICIPALITY OF FAIRBANKS
                   d/b/a FAIRBANKS MUNICIPAL UTILITIES SYSTEM,
                    GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.,
                The CITY OF SEWARD d/b/a SEWARD ELECTRIC SYSTEM,
                                ("Participants")


                                       and


                        HOMER ELECTRIC ASSOCIATION, INC.,
                      MATANUSKA ELECTRIC ASSOCIATION, INC.,
                             ("Additional Parties")





                                January 24, 1994


                                Index of Sections

Section                                                                                                       Page
Recitals..........................................................................................................1
Section 1.        Parties.........................................................................................1
Section 2.        Term of Agreement...............................................................................2
Section 3.        Definition and Scope of the Project.............................................................2
Section 4.        The Participants................................................................................3
Section 5.        Rights & Obligations of Participants............................................................7
Section 6.        Decision Making by the Participants.............................................................8
Section 7.        Construction Matters...........................................................................13
Section 8.        Construction Financing.........................................................................15
Section 9.        Operation & Maintenance; Related Matters is....................................................18
Section 10.       Project Costs & Cost Recovery..................................................................18
Section 11.       Use of Project Capacity........................................................................22
Section 12.       Miscellaneous Provisions.......................................................................24
Section 13.       Definitions....................................................................................28
Section 14.       Defaults and Remedies..........................................................................32



                             PARTICIPANTS AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of December ____ 1993, is entered into by and among the Parties hereto, namely the ALASKA ELECTRIC GENERATION & TRANSMISSION COOPERATIVE, INC., The MUNICIPALITY OF ANCHORAGE d/b/a MUNICIPAL LIGHT & POWER, the CHUGACH ELECTRIC ASSOCIATION, INC., The MUNICIPALITY OF FAIRBANKS d/b/a FAIRBANKS MUNICIPAL UTILITIES SYSTEM, the GOLDEN VALLEY ELECTRIC ASSOCIATION, INC., The CITY OF SEWARD d/b/a SEWARD ELECTRIC SYSTEM, each of which shall be a "Participant," and the HOMER ELECTRIC ASSOCIATION, INC., and the MATANUSKA ELECTRIC ASSOCIATION, INC., each of which shall be an "Additional Party."

                                   WITNESSETH:

         WHEREAS, the State of Alaska ("State") has by statute authorized, and has partially funded, the design and construction of two segments of high voltage electric power transmission line, namely (1) a Healy-Fairbanks Segment, and (2) an Anchorage-Kenai Peninsula Segment (said two Segments referred to collectively as "the Project"); and

         WHEREAS, the State's action is intended to benefit the general public through greater electric power reliability and improved efficiency of electric power supply for consumers served by electric utilities that agree, collectively, to provide the remaining funds needed to design, construct, operate and maintain the Project; and

         WHEREAS, each Party hereto is an electric utility or operates as an electric utility, and is entitled under the relevant State statutes to be a party to this and other contractual agreements that are necessary to the Project; and

         WHEREAS, each Party hereto has already executed the Intertie Grant Agreement ("Grant Agreement") and Grant Transfer And Delegation Agreement for the Project, which are attached to this Agreement as Exhibits A(1) and A(2); and

         WHEREAS, each Party has independently determined that its participation in the Project under the terms and conditions set forth in this and related Agreements is prudent under the circumstances, and that over its expected useful life the Project is likely to produce net economic benefits (directly and through improved reliability) for the electric ratepayers served by that Party;

NOW THEREFORE, IN CONSIDERATION of the mutual covenants set forth herein, the Parties agree as follows:

                               Section 1. PARTIES

         (a) Participants And Additional Parties As Parties To This Agreement. The Parties to this Agreement are the Participants, as defined in Section 1(b), and the Additional Parties, as defined in Section 1(c). As further set forth in
Section 5(a) and in other provisions of this Agreement, the Participants will own (as tenants in common) certain transmission facilities that are the subject of this Agreement, and will exercise the rights and bear the responsibilities of such ownership. The Additional Parties are electric utilities who collectively constitute Alaska Electric Generation and Transmission Cooperative, Inc., one of the Participants, and whose systems will be electrically interconnected with, and will affect and be affected by, the transmission facilities that are the subject of this Agreement. The Additional Parties will participate in the governance and control of the Project, but will not be among the owners of such facilities.

     (b) Participants. The Participants are the ALASKA ELECTRIC GENERATION & TRANSMISSION COOPERATIVE, INC. ("AEG&T"), The MUNICIPALITY OF ANCHORAGE d/b/a MUNICIPAL LIGHT & POWER ("ML&P"), the CHUGACH ELECTRIC ASSOCIATION, INC. ("Chugach"), The MUNICIPALITY OF FAIRBANKS d/b/a FAIRBANKS MUNICIPAL UTILITIES SYSTEM ("FMUS"), the GOLDEN VALLEY ELECTRIC ASSOCIATION, INC. ("GVEA"), and The CITY OF SEWARD d/b/a SEWARD ELECTRIC SYSTEM ("SES").

     (c) Additional Parties. The Additional Parties are the HOMER ELECTRIC ASSOCIATION, INC. ("HEA") and the MATANUSKA ELECTRIC ASSOCIATION, INC., ("MEA").

                          Section 2. TERM OF AGREEMENT

     (a) Effective Date. This Agreement shall become effective at 24:00 hours on the first date that it has been executed by all of the Parties ("Effective Date").

         (b) Expiration Date. Unless earlier terminated pursuant to other provisions of this Agreement, this Agreement shall expire at 24:00 hours on the first date that the Project has reached the end of its actual useful life ("Expiration Date"), as reasonably determined by the Intertie Participants Group ("IPG").

                 Section 3. DEFINITION AND SCOPE OF THE PROJECT

         (a) The Healy-Fairbanks Segment. The Healy-Fairbanks Segment of the Project shall consist of a 138-kV (minimum) electric power transmission line between Healy, Alaska, and the proposed Wilson Substation in south Fairbanks, Alaska, the routing and design of which will be approved by the IPG, and a description of which will thereafter be attached hereto as Exhibit B and incorporated by reference herein. The proposed Wilson Substation shall be designed to accommodate appropriate direct interconnection for FMUS, and FMUS shall interconnect to the Project at that location within 18 months of the Date of Commercial Operation of the Healy-Fairbanks Segment.

         (b) The Anchorage-Kenai Peninsula Segment. The Anchorage-Kenai Peninsula Segment of the Project shall consist of a 138-kV (minimum) electric power transmission line between Anchorage, Alaska, and the Kenai Peninsula of Alaska, the routing and design of which will be approved by the IPG, and a description of which will thereafter be attached hereto as Exhibit C and incorporated by reference herein.

                           Section 4. THE PARTICIPANTS

         (a) Participants' Shares. Each Participant's rights to Project capacity, and each Participant's responsibility for Project costs, shall be determined as set forth in this Agreement on the basis of that Participant's Share of each Project Segment. The Parties have computed and agreed upon the respective individual Participants' Shares in a manner consistent with applicable statutory provisions. Unless otherwise changed in accordance with this Agreement, each Participant's Share with respect to both Segments shall initially be as follows:
                           AEG&T.......................................25.79%
                              of which:
                                 HEA.........................11.60%
                                 MEA.........................14.19%
                           ML&P........................................22.43%
                           Chugach.....................................30.23%
                           FMUS........................................4.70%
                           GVEA........................................15.41%
                           SES.........................................1.44%

         (b) Changes In Participants' Shares. Except as otherwise specifically provided herein, changes in Participants' Shares shall be subject to the terms and conditions set forth in this Section 4(b). If either or both Additional Parties change their Shares independently of one another, then the Share of AEG&T shall be divided into separate Shares of HEA and MEA in accordance with their interests in each Segment of the Project as applicable at the time of such division. In the event of such division and for the purposes of this Section 4(b), the Additional Parties shall be deemed Participants.

                  (1)  General Conditions.

                           (A) Except as provided in Sections 4(b)(3),  4(b)(4),
                  and 4(b)(6), no Participant's Share or any portion thereof shall be assigned or transferred, voluntarily or involuntarily, to any entity, unless said entity:

                                    (i) is  capable  of  being a  "participating
                           electric utility" for purposes of Sections 1 and 2 of Chapter 19 SLA 1993, which authorize and partially fund the Project; and

                                    (ii)  is  capable  of  carrying  out all the
                           electric utility services, duties, obligations, and functions of a Participant, as reasonably determined by the IPG;

                                    (iii) has validly assumed,  in writing;  all
                           of the transferring Participant's obligations hereunder, provided that such assignment or transfer shall not relieve the transferring Participant of its obligations under this Agreement (although said transferring Participant may become secondarily liable and the transferee may become primarily liable) without the express written approval of the IPG; and

                                    (iv)  has   provided  the  Parties  with  an
                           opinion of counsel that this Agreement is enforceable against the transferee or assignee.

                           (2) Consent.  Except as provided in sections  4(b)(3)
                  and 4(b)(4), no Participant's Share shall be changed (i.e., increased or decreased, including eliminated or reduced to zero), either voluntarily or involuntarily, by assignment or otherwise, except with the prior written consent of:

                           (A) each and every Participant, which consent shall not be unreasonably withheld;

                           (B) any Project lender, bondholder, bond fund trustee, or other party whose consent is a precondition to any such a change by that Participant as a result of agreements or arrangements entered into by that Participant for the purpose of financing the Project; and

                           (C) if  applicable,  any lender or regulatory  agency
                  whose consent the Participant(s) may require in order to increase, decrease, or eliminate its (their) respective Participant's Share(s).

                  (3)  Limited automatic rights of withdrawal.

                           (A) Generally.  Each Participant  other than GVEA and
                  FMUS shall have a limited automatic right of withdrawal from participation in the Healy-Fairbanks Segment, and each Participant (including GVEA and FMUS) shall be entitled to withdraw from participation in the Anchorage-Kenai Peninsula Segment, but, in each case, only in accordance with the provisions of this Section 4(b)(3).

                           (B) Timing. A Participant that withdraws from participation in either Segment may do so only by delivering written notice to the other Participants on or before a particular date (hereinafter the "decision date") reasonably established by the IPG. The decision date shall be a date certain, after completion of the requisite Anchorage-Kenai Peninsula Segment route studies and cost estimates, on which a final decision will be made to proceed or not to proceed with construction of that Segment along a particular route and with particular end points. The Participants will cooperate with one another in good faith to help devise and implement such additional procedures, including reasonable meeting and notification schedules, as the IPG may adopt to facilitate decisionmaking on the potential transfers and assumptions of rights and obligations among Participants that may occur pursuant to this Section 4(b)(3).

                           (C) Effect of  withdrawal on  Participant  Shares and
                  related obligations. The Participant's Share of any withdrawing Participant shall be reallocated among other Participants in accordance with paragraph (D) below. The withdrawal of any Participant from the Healy-Fairbanks Segment, however, shall become effective only one year after the Date of Commercial Operation of that Segment, or, if later, one year after the date of that Participant's withdrawal notice. Until its withdrawal becomes effective, such Participant shall remain liable for all costs and obligations associated with its Participant's Share of the Healy-Fairbanks Segment. The withdrawal of any Participant from the Anchorage-Kenai Peninsula Segment shall become effective sixty (60) days after the decision date, subject to the last sentence of Section 4(b)(3)(D)(ii).

                           (D) Reallocation of the Participant's Share of a withdrawing Participant.

                                    (i)     Healy-Fairbanks     Segment.     The
                           Participant's Share of a Participant that withdraws from the Healy-Fairbanks Segment shall first be offered to other Participants in that Segment in proportion to the respective Participant's Shares of such other Participants in that Segment. Any portion of the withdrawing Participant's Share that remains available after this first-round offer shall next be accepted by FMUS and GVEA in proportion to their respective Participant's Shares, provided, that FMUS shall not be required to accept said portion to the extent FMUS's total Participant's Share of the Healy-Fairbanks Segment would thereby exceed 15%. If any portion of the withdrawing Participant's Share remains available after this second-round offer, then that portion shall be accepted by GVEA.

                                    (ii) Anchorage-Kenai  Peninsula Segment. The
                           Participant's Share of a Participant that withdraws from the Anchorage-Kenai Peninsula Segment shall first be offered to all remaining Participants in that Segment, in proportion to their respective Shares in that Segment. Any portion of the withdrawing Participant's Share that remains available after this first-round offer shall next be offered to all Participants in that Segment that have committed to withdraw from the Healy-Fairbanks Segment ("South-only Participants"). If and to the extent that the South-only Participants decline to accept this second-round offer, then the withdrawing Participant's Share (or any remaining portion thereof) shall again be offered to all remaining Participants in that Segment (including the South-only Participants) in proportion to the respective Participant's Shares of such Participants in that Segment. Each such Participant shall either accept such third-round offer, obtain agreement from another Participant to accept such third-round offer, or shall itself withdraw from participation in that Segment. In the event this process leads one or more additional Participants to withdraw from participation in that Segment, then their Participant's Shares shall be offered to the remaining Participants in a like first-round, second-round, and third-round manner. If, at the conclusion of this process, one or more Participants have accepted Participant's Shares in the Anchorage-Kenai Peninsula Segment that total one hundred percent (100%), then construction of the Segment shall commence and there shall be no farther automatic rights of withdrawal available to any Participant; otherwise this Project Segment shall be considered Abandoned and all Participants in it

                           (notwithstanding the attempted withdrawal of any of them under this paragraph) shall proceed, in accordance with procedures the IPG shall adopt, to wind up this Project Segment. No Participant shall in that event be excused from its Participant's Share of any obligations associated with this Project Segment until all such obligations have been satisfied.

                           (E) Financial  arrangements  with a Participant  that
                  withdraws from participation in the Healy-Fairbanks Segment. Upon acceptance of a transfer and assumption by one or more other Participants of the rights and obligations associated with the Participant's Share of a Participant that withdraws from participation in the Healy-Fairbanks Segment, and after such withdrawal becomes effective pursuant to Section
                  4(b)(3)(C), the Participant(s) assuming such rights and obligations shall proceed to pay the withdrawing Participant's Annual Payment Obligations and Assessments for that Project Segment. Such payment shall include any then-unamortized amounts of the transferring Participant's Share of such Design and Construction Costs as may exceed the sum total of the Grant Funds plus available interest thereon for that Segment. In the event that the withdrawing Participant's Share of Design and Construction Costs for that Segment has not been financed through a collective financing arrangement, then the Participant(s) assuming such Share shall pay the withdrawing Participant directly, over a period of twenty-five (25) years (unless otherwise agreed) and on a mutually-agreed amortization schedule, for amounts that would at that time be unamortized, assuming said withdrawing Participant's Share had been financed by means of a collective financing arrangement or other loan.

                           (F) In the event a Participant  exercises the limited
                  right of withdrawal pursuant to Section 4(b)(3), then each remaining Participant shall continue to be a Member with a single vote, notwithstanding its assumption of the transferring Participant's Share, but the Share of said remaining Participant shall be increased by the amount transferred for all other purposes, including for purposes of determining the affirmative vote of Members whose percentage Shares exceed 50% under Section 6(e)(3)(a).

                  (4) Default and Step-up. If, by reason of a Participant's default or otherwise by operation of law (including by order of any regulatory body with jurisdiction), a Participant's Share is reduced or eliminated, or a Participant ceases to be a Participant and ceases to pay the costs associated with its Participant's Share, then the Shares of the remaining Participants shall be proportionately increased so that the total of all Shares continues to equal 100%. No Party shall initiate or otherwise seek such an order reducing or eliminating its Share or terminating its role as a Participant.

                  (5) Voluntary Transfers. In the event that a Participant transfers or assigns its Share or portion thereof to another Party, the Share of the transferee shall be increased accordingly, but it shall continue to be a Member with a single vote on the IPG. In the event that a Participant transfers or assigns its Share or portion thereof to an entity that is not a Party, the transferee may become a Member with a single vote on the IPG.

                  (6) Assignment for Security Purposes. Nothing in this Agreement shall prevent an assignment of a Party's rights hereunder for security purposes only, or shall prevent a financing entity with recorded or secured rights from exercising all rights and remedies available to it under law or contract, provided that performance of this Agreement is not thereby impaired. The Parties shall have the right to be reasonably notified by the financing entity prior to the time of exercise that it is exercising such rights or remedies.

                 Section 5. RIGHTS & OBLIGATIONS OF PARTICIPANTS

         (a) Ownership As Tenants In Common. The Participants shall be owners of each Segment of the Project (including all personal and real property interests thereof) as tenants in common, with undivided interests and obligations with respect to all Project Segment assets and liabilities in the proportionate amounts of their respective Participants' Shares. Except as otherwise provided hereunder, the Participants shall share in the Project Segment's benefits, burdens, and risks only in proportion to their respective Participants' Shares, notwithstanding that the IPG may select one or more individual Participants to manage, design, build, finance, operate, and/or maintain the Project Segment or portions thereof on behalf of the Participants collectively.

                  (b)  Waivers.

                           (1)  Right  of  partition.  Each  Participant  hereby
                  waives (on behalf of itself and of any assignee or transferee of all or any portion of its respective Participant's Share) any right or power that a tenant in common might otherwise possess to compel a partition of the Project or any element thereof as commonly held property, provided, that this provision shall not prevent the Additional Parties or any other Parties from seeking to divide AEG&T's Participant's
                  Share into two Participant's Shares in proportion to the actual interests of said Additional Parties applicable at that time.

                           (2) Claims against other Parties. Each Party shall be
                  entitled to enforce this Agreement; provided, that no Party shall be entitled, without the prior approval of the IPG, to assert claims against a Participant based on or arising out of that Participant's acts or omissions as a Construction Manager or an O&M Manager.

                  (c) Payment Obligations. Each Participant shall (1) meet in timely fashion each and all of its obligations under this Agreement, including without limitation its obligations to make payments of money for or with respect to the Project, and (2) make such payments of money in such amount, in such manner, and at such time as may be required by this Agreement, or by operation of law.

                  (d)  Rights And Duties Regarding Use Of Party's Facilities.

                           (1) Duty of Parties to allow use of their own transmission capacity. Each Party shall make available to the other Parties, on a just and reasonable and nondiscriminatory basis, and in the manner and subject to the conditions set forth in this Section 5(d), capacity in that Party's own non-Project electric power transmission facilities for the purpose of affording the Participants access to/from the Project in order that each may make use of the Project.

                           (2) Initial terms and  conditions  governing  Chugach
                  facilities. Subject to approval by the Alaska Public Utilities Commission ("Commission"), the use of Chugach's facilities for access to/from the Anchorage-Kenai Peninsula Segment by other Parties shall be governed initially by the terms and conditions, including rates, described in Exhibit D(1), attached hereto and incorporated by this reference herein. Chugach shall submit said terms and conditions to the Commission for review and shall seek approval thereof.

                           (3) Terms and conditions  governing GVEA  facilities.
                  The terms and conditions governing use of GVEA facilities are set forth in Exhibit D(2), attached hereto and incorporated by this reference herein.

                           (4) Other terms and conditions.  When  appropriate to
                  effect the duty set forth in Section 5(d)(l) under circumstances other than those described in Sections 5(d)(2) and 5(d)(3), the Parties shall promptly negotiate in good faith in an effort to reach agreement on reasonable terms and conditions, including rates, that will apply when a particular Party provides to Participants access to/from either Project Segment over its non-Project transmission facilities. Any such terms and conditions that become effective shall be set forth in Exhibit D, and shall be attached hereto and incorporated by reference herein during such time as they remain effective.

                           (5) Submission of terms and conditions to the Commission. If, despite the good faith negotiation efforts of the Parties, agreement is not reached on the terms and conditions governing the Participants' use of any particular Party's non-Project transmission facilities, then that Party shall submit to the Commission for review and approval the terms and conditions, including rates, which that Party proposes with respect to its facilities.

                           (6) Additions to Exhibit D. Any terms and conditions,
                  including rates, that ultimately become effective through order of the Commission or of a reviewing court shall be set forth in Exhibit D, and shall be attached hereto and incorporated by reference herein during such time as they remain effective.

                 Section 6. DECISION MAKING BY THE PARTICIPANTS

         (a)  Nature of the IPG.

                  (1) Each Participant or Additional Party, as the case may be, shall exercise certain of its rights and carry out certain of its responsibilities with respect to the design, planning, construction, operation, management and, as appropriate, partial funding of the Project by acting through the LPG in accordance with this Agreement or with rules adopted by the IPG pursuant to this Agreement. When used in this Agreement, the term "IPG" refers to the Participants and

         Additional Parties acting collectively as set forth herein. Nothing in this Agreement is intended to establish the IPG as a separate entity, nor do the Parties intend to delegate any authority or confer any powers or impose any obligations on the IPG, apart from the authority, powers and obligations of each Participant and Additional Party expressly conferred pursuant to this Agreement. The IPG shall have no power or authority to take actions which modify, directly or indirectly, the terms and conditions of this Agreement.

                  (2) The IPG, in making certain decisions and carrying out certain Project activities with respect to the ownership and management of the Project, shall at all times act in accordance with voting procedures and rules set forth in or adopted pursuant to this Agreement.

         (b) Membership. The IPG shall consist of the following initial members ("Members'), each of which shall be entitled to one vote as further set forth herein: ML&P, Chugach, FMUS, GVEA, SES, HEA, and MEA. No Member shall obtain an additional vote through merger with, acquisition of, or assignment from any other Member. In the event a Party ceases to have a Share, either directly or, in the case of an Additional Party, indirectly, then said Party shall cease to be a Member.

         (c) Designation of representatives. Each Member shall designate one representative and one alternative representative to the IPG. Each Member shall notify all other Members in writing of the names, addresses, and telephone numbers of its representative and designated alternate. Any Member may change its designated representative or alternate representative at any time and shall promptly provide written notice of such change to the Members. The alternative representative shall serve as the designated representative in the absence of the designated representative.

         (d)  Meetings.

                  (1) Annual Meeting. The annual meeting of the IPG shall be the first regular meeting of each Project Year, and shall be convened for the purpose of electing officers and transacting such other business as may come before the meeting.

                  (2) Regular Meetings. Regular meetings shall be held at least quarterly, with the specific date and time to be determined by the IPG.

                  (3) Special Meetings. Special meetings of the IPG may be called by the Chairman or by three Members at any time by so advising the Secretary of the IPG. Business at a special meeting of the IPG shall be limited to the purpose stated in the notice of such special meeting.

                  (4) Quorum. At all meetings of the IPG, the presence of the representatives of any five Members shall constitute a quorum for the transaction of business.

         (e)  Manner of Acting.

                  (1) IPG actions may be taken by any reasonable voting method, provided that any Member may request an open roll call vote. A Member may not vote on a matter solely or primarily affecting a Segment of which said Member does not hold a Share, either directly or, in the case of an Additional Party, indirectly. Telephonic participation shall constitute presence at a meeting of the IPG. All actions taken via teleconferencing shall be taken by roll call vote.

                  (2) Except as otherwise provided herein, all actions of the IPG that are decided by vote shall require a majority vote of the Members, such vote to be taken during a meeting at a time when a quorum is present.

                  (3) The actions  listed in this Section  6(e)(3) shall require
         (a) the affirmative vote of a majority of the Members, and (b) the affirmative vote of those Members whose Participant's Shares of Project capacity total greater than 50% ("double majority"), but only if at least three Members are eligible to vote on such actions. Otherwise the actions listed in this Section 6(e)(3) shall require the affirmative vote of those Members whose Participant's Shares total greater than 50%, and shall be made in good faith and consistent with Prudent Utility Practice for the benefit of both Segment Participants.

                           (A) Approval and modification of Construction Budget.

                           (B) For each Project Segment, selection,  removal, or
                  replacement of the Construction Manager and the O&M Manager, subject to the requirements of Sections 7 and 9, and approval of terms and conditions of the Construction and O&M Agreements.

                           (C) Adoption and modification of the budget of Annual
                  Project Costs.

                           (D) Establishing for each Project Year the estimated Annual Payment Obligation of each Participant, together with a schedule for each Participant of payments that such Participant shall be required to make during the year.

                           (E)  Determination   after  the  conclusion  of  each
                  Project Year of the actual Annual Project Costs for that Year.

                           (F) Evaluation of necessity for and scheduling for major change orders, Required Project Work and Optional Project Work; provided, that Optional Project Work may be undertaken only if all Parties agree that said Work is consistent with the terms of this Agreement, including Section 6(a) hereof.

                           (G) Determination of the appropriate amount of and method for obtaining insurance for or related to the Project.

                           (H) Creation of specific  Project  accounts or funds,
                  if any, and determination of minimum funding amounts for the same.

                           (I) Adoption or amendments of procedural rules of the
                  IPG (except for procedures for dispute resolution, which shall be adopted or amended by unanimous agreement).

                           (J) Final approval of maintenance schedules,  breaker
                  settings, and similar protocols for each Segment (to be proposed to the IPG in the first instance by the O&M Managers).

                           (K) Determination of when the Project has reached the
                  end of its actual useful life.

                           (L) Determination of whether claims may be asserted against any Party providing Project services under a related agreement.

                           (M) Adoption of procedures for  Assessments  pursuant
                  to Section 10(e)(2).

                           (N) Approval of material routing and design decisions
                  for each Project Segment. The IPG shall select among potential alternative routings and end points for the Project Segments reasonably and in good faith in order to (1) satisfy such reasonable objectives for electric reliability, transfer capability, safety, feasibility, environmental quality, and similar objectives as the IPG may adopt for the Project consistent with Prudent Utility Practice, at (2) the lowest reasonably expected Project cost; provided, that the northern terminus of the Healy-Fairbanks Segment shall be located at the proposed Wilson substation and designed to accommodate direct interconnection by FMUS unless FMUS expressly and in writing approves a different location or design.

                           (O) Relief of a Participant of its obligations pursuant to this Agreement as a consequence of assignment or transfer.

                           (P) Adoption of standards and procedures  pursuant to
                  which a Party may be compensated by the others for any reasonable cost, expense, or loss (or portion thereof) that
                  (i) such Party would not have incurred but for the Project, and (ii) should properly be considered a cost of the Project.

                           (Q) All  other  matters  that  this  Agreement  would
                  otherwise allow to be decided by a simple majority of the Members, but that the IPG decides, by double majority vote, should require the affirmative vote of a double majority.

                  (4) All significant actions or determinations of the IPG shall be reduced to writing and promptly disseminated among the Participants in the form of meeting minutes or IPG Resolutions, provided that failure to comply strictly with this provision shall not by itself render said action or determination invalid.

                  (5) Decisions on which only two Members are eligible to vote shall be subject to notice and opportunity to comment by the minority Participant, and to appeal to the Commission for consistency with good faith and Prudent Utility Practice for the benefit of both Segment Participants.

         (f)  Committees.

                  (1) Designation. The IPG may appoint committees from time to time, subject to such conditions as may be prescribed by the IPG. The designation of any such committee shall not relieve the IPG or any Member of any responsibility by law or the Agreement.

                  (2) Powers. Any delegation of decisionmaking authority by the IPG to any committee, officer, or other individual shall be evidenced in writing.

         (g)  Officers.

                  (1) Number. The officers of the IPG shall initially consist of a Chairman, a Vice Chairman, a Secretary, and a Treasurer, who shall serve at the pleasure of the IPG. The IPG may reduce the number of its officers and may elect such other officers and agents as it shall deem necessary, who shall hold office for such terms and shall exercise such powers and perform such duties consistent with this Agreement as shall be determined from time to time by the IPG. The IPG may, by separate resolution, provide for the indemnification of its officers, Members, and the members of any special purpose committees appointed by the IPG.

                  (2) Election and Term of Office. Officers shall be elected by the IPG at its annual meeting. Only designated representatives of Members shall be eligible to serve as officers. Each officer shall hold office until a successor is elected and accepts office unless the officer resigns or is removed by the IPG.

                  (3) Vacancies. In the event any vacancy occurs in any elected office of the IPG, the remaining members of the IPG shall elect a successor to the office at the next regular or special meeting of the IPG.

         (h)  Auditing Standards and Procedures.

                  (1) Unless otherwise waived by the IPG, an annual audit of each Project Segment shall be performed by qualified independent auditors selected by the IPG. The primary purpose of the audits shall include verification of Project expenses and determination of amounts to be carried forward or collected pursuant to an annual true-up of Project costs.

                  (2) In accordance with rules established by the IPG, the IPG shall (a) keep or cause to be kept complete and accurate records and accounts for each Segment of the Project, which records and accounts shall be subject at reasonable times to inspection by any Participant, and (b) require Construction Managers and O&M Managers to provide progress reports, transaction records, Project certifications, or other information that the IPG reasonably deems relevant to Project ownership or operation.

                         Section 7. CONSTRUCTION MATTERS

         (a) Construction Manager. GVEA shall serve as the Construction Manager of the Healy-Fairbanks Segment, and Chugach shall serve as the Construction Manager of the Anchorage-Kenai Peninsula Segment, unless said Managers elect to withdraw or are removed pursuant to Section 7(j). Each Construction Manager shall be responsible for the preparation of its Project Segment's design for approval by the IPG and shall be responsible for the construction of its respective Segment of the Project utilizing Prudent Utility Practices and subject to construction budgets approved by the IPG. Each Construction Manager shall be responsible for selecting and supervising any design engineering firms or subcontractors necessary for the successful completion of construction of its Segment of the Project.

         (b) Project Schedules/Commercial Operation. Each Construction Manager shall, upon execution of the apposite Construction Agreement, proceed with the design, right-of-way acquisition, permits, and construction with due diligence and in accordance with Prudent Utility Practice; provided, that detailed design and construction of the Anchorage-Kenai Peninsula Segment shall not commence until after completion of the process described in Section 4(b)(3). Each Construction Manager shall submit a Project schedule to the IPG, and shall use its reasonable best efforts to achieve the scheduled dates of commercial operation, but shall not be responsible for delays which are beyond its reasonable control.

         (c) Protect Budgets/Construction Costs. Each Construction Manager shall, immediately upon execution of the apposite Construction Agreement, prepare a budget of the total estimated Design and Construction Costs of the Healy-Fairbanks or Anchorage-Kenai Peninsula Segments, as the case may be, and submit that Construction Budget to the IPG, together with Construction Budgets for the 1994 calendar year, for approval by the IPG; provided, that in the case of the Anchorage-Kenai Peninsula Segment, the first such budget shall be prepared for submission to the IPG only after the Segment's routing and end points have first been selected. Thereafter, no less than one hundred and twenty
(120) days before the beginning of each succeeding Construction Year, each Construction Manager shall submit to the IPG for its approval a budget (or, as the case may be, a revised budget) for each succeeding Construction Year. The IPG shall approve a budget or revised budget no less than 60 days before the beginning of each succeeding Construction Year.

         The Construction Managers shall not without the express approval of the IPG incur costs or obligate finds beyond those amounts contained in an approved budget.

         The  Construction   Managers  shall  not  make  material   intra-budget
transfers without the IPG's approval.

         The Construction Managers shall not be compensated for their services as Construction Managers, except that each Construction Manager may include within the Project budget a reasonable amount for labor (i.e., compensation, including associated payroll benefits) to the extent directly assigned to the Project by that Construction Manager. Any such costs contained in Project budgets shall be set out in sufficient detail so as to allow the IPG to assess the reasonableness of those costs. The Construction Managers may also include within the Project Budget an amount for its general and administrative overhead, including construction overhead, of 0.5% of Design and Construction Costs.

         (d) Advancement of Funds. The IPG shall instruct the administrator under the Grant Administration Agreement ("Grant Administrator") to advance finds to each Construction Manager (1) either upon the submission of progress payment invoices from subcontractors certified as to accuracy by said Construction Manager or direct labor invoices submitted by said Construction Manager showing personnel and hours involved in connection with the Project, or
(2) otherwise in accordance with the Grant Administrative Agreement.

         (e) Change Orders. The Construction Managers may not enter into or agree to major change orders without the prior approval of the IPG. Each Construction Manager may, however, agree to minor change orders without the approval of the IPG; the Construction Manager shall report all such minor change orders in that Construction Manager's next applicable construction report to the IPG. Minor change orders are defined as those changes to the design or construction of the Project which are not expected to affect the Project capacity, general routing, points of interconnection, or basic design of the structures, and which are not expected to exceed $50,000 individually or, in the aggregate, exceed the approved budget for that phase of the design or construction.

         (f) Separate Books and Records. Each Construction Manager shall maintain separate books and records for the design and construction of its Segment of the Project. Such books and records shall be available to the Participants for their inspection. Copies of such books and records shall be made available to any Participant upon request provided that such Participant reimburses the Construction Manager for the reasonable cost of reproducing or otherwise making available such books and records.

         (g) Monthly Reports. During construction, each Construction Manager shall submit monthly reports to the IPG setting out in sufficient detail the status of the design and construction of its Segment of the Project so as to allow the IPG to compare the percentage of completion of the Project with total expenditures as a percentage of budgeted amounts. Each Construction Manager shall immediately inform the members of the IPG by fax of any design or construction problems encountered which, in that Construction Manager's opinion, might result in significant future litigation, the request for a major change order, or a significant deviation from the Project schedule. The IPG may from time to time establish standards and criteria for determining what constitutes "significant" litigation and "major" change orders for purposes of this provision.

         (h) Audit. The IPG. or any Participant, shall have the right to audit the books and records of each Construction Manager at any time. The costs of such an audit shall be borne by the party requesting the audit unless such audit discloses that the Construction Manager has (1) failed in some significant manner or (2) acted in bad faith, in performing its obligations under the Construction Agreement, in which case the Construction Manager shall pay the reasonable costs of the audit.

         (i) Liability of Construction Manager. The Participants are entitled to compel each Construction Manager to disgorge any unjust enrichment gained in connection with its performance under the Construction Agreement. Each Construction Manager shall also be responsible for the consequences of its own intentional or willful misconduct, or of its grossly negligent action in performance of its obligations under the Construction Agreement (including such actions by its officers, employees, or agents); provided, that the Construction Manager shall not be liable (except with other Participants, and to the extent of its Participant's Share of Project liabilities) for:

                  (1) Damages resulting from design or construction decisions presented to and approved by the IPG; and/or

                  (2) The intentional or negligent acts of engineering design firms or subcontractors retained by the Construction Manager, provided that the Construction Manager has made a good-faith effort to supervise and inspect the activities of such engineering design firms or subcontractors, and/or

                  (3) Damages or other costs and expenses resulting from the Construction Manager's ordinary negligence in the performance of its duties as Construction Manager.

The Participants shall treat such damages, costs, and expenses as costs of the Project, to be recovered from all Participants in proportion to their Participants Shares; provided., that the Construction Manager shall remain obligated as a Participant to pay its Participant's Share of any Project costs, including the costs of any indemnification.

         (j) Removal or Withdrawal of Construction Manager. The IPG may remove the Construction Manager for reasonable cause, and may replace that Construction Manager with another Party; provided that the IPG gives the Construction Manager at least thirty (30) days' prior notice in writing and reasonable opportunity to cure. All Members of the IPG may participate in the vote for such removal and replacement. The Construction Manager may, for any reason, voluntarily withdraw from its duties as Construction Manager if written notice thereof is tendered no less than 60 days prior to the anticipated date of commencement of construction. After commencement of construction, the Construction Manager may withdraw from said duties only upon reasonable notice (but not less than 90 days) and only for good cause shown. In either event, the Construction Manager shall use its reasonable best efforts to cooperate with the new Construction Manager, and to mitigate any costs arising from the withdrawal and replacement of the Construction Manager.

         (k) Duty to Negotiate Construction Agreement. The Parties shall negotiate in good faith in an effort to reach agreement on reasonable terms and conditions for, and to enter into, a Construction Agreement containing terms and conditions substantially as set forth in this Section 7.

                        Section 8. CONSTRUCTION FINANCING

         (a) Disbursement of Grant Funds. Grant Funds deposited to each Intertie Grant Account established pursuant to the Grant Administration Agreement shall be disbursed and expended for the design and construction of the appropriate Segment of the Project in accordance with the provisions of this Section 8, the Construction Agreement, and the Grant Administration Agreement.

                  (1) The Participants shall exercise overall control over the disbursement of Grant Funds through the IPG, which shall act in accordance with its rules, the Construction Agreement, and the Grant Administration Agreement. Upon approval by the IPG, Grant Funds shall be disbursed for the purpose of undertaking preliminary investigation and design work, including but not limited to environmental and route studies. No Grant Funds shall be disbursed for the actual construction of the Project unless and until the IPG has considered and approved the construction budget and schedule, as provided for in Sections 6 and 7, whereupon the Participants shall cause the appropriate Construction Manager to commence design and construction of its Segment of the Project as set forth in the Construction Agreement.

                  (2) Thereafter, and from time to time until the Date of Commercial Operation, the IPG shall consider and either approve or disapprove (i) any design or construction activities required by the IPG to be approved prior to commencing said activities, (ii) any payments or reimbursements to the Construction Manager for costs incurred and expenditures made that are not in accordance with the approved construction budget and schedule, and (iii) any changes to the construction budget and schedule. The procedure for such consideration and approval shall be as set forth in rules and procedures duly adopted by the IPG as provided for in Section 6.

                  (3) Payments and reimbursements from the Intertie Grant Accounts shall be made only for costs incurred and expenditures made pursuant to the approved construction budget and schedule or otherwise as approved by the IPG. Documentation required to make draws against the appropriate Intertie Grant Account shall be provided in the manner determined by the IPG in accordance with the Grant Administration Agreement, and shall be evidenced by a certification executed by the Chairman or Treasurer of the IPG. or otherwise as the IPG may by rule determine.

                  (4) The Participants, through the IPG, shall consider and act upon such modifications and amendments to the construction budget and schedule as are proposed by the appropriate Construction Manager or on the initiative of any Participant.

                  (5) Each Participant hereby pledges all Grant Funds received to payment of Design and Construction Costs, except as provided in paragraph (c) of this section. "Design and Construction Costs" means all capital costs of the Project, including but not limited to planning, permitting, design, acquisition of real property interests, construction, equipment, testing, and insurance costs, but not administrative and general costs of any Participant, State agency, political subdivision, or Construction Manager, except pursuant to
         Section 7(c), unless such costs are expressly approved by the IPG prior to being incurred.

         (b) Additional Financing. Notwithstanding any other provision of this Agreement, and in order to complete the Project, each Participant shall pay its Participant's Share of any Design and Construction Costs that exceed the sum total of the Grant Funds plus available interest thereon ("Additional Costs").

                  (1) The Parties recognize the possibility of completing the Project through collective financing arrangements, including bonds issued by AIDEA or other State agency, as may be provided by separate agreement.

                  (2) If the Parties agree unanimously, each in its own discretion, to participate in a collective financing arrangement and to approve the Bond Resolution adopted to implement said collective financing arrangement, then amounts required to be paid during each Project Year by the Participants pursuant to said Bond Resolution shall be included in Annual Project Costs. Each Participant shall discharge its obligation, in whole or in part, to pay its Participant's Share of Additional Costs through payment of its Participant's Share of Annual Debt Service and certain other Annual Project Costs in accordance with
         Section 10 and any applicable Bond Resolution.

                  (3) Each Participant reserves the right to finance separately its Participant's Share of Additional Costs, or any other payments required by this Agreement. Such separate financing shall not impair any Party's legal rights or obligations under this Agreement. In the event the Parties do not agree to a collective financing arrangement, then each Party shall pay, by any lawful means, its own Participant's Share of Additional Costs and other payments required by this Agreement.

                  (4) The time and manner of payment of such Additional Costs shall be determined by the IPG in accordance with its rules. Each Participant shall pay its Participant's Share of Additional Costs upon receipt of certification in the same manner as is provided in paragraph 8(a)(3) for the disbursement of Grant Funds by the Trustee.

                  (5) The IPG may take appropriate actions to facilitate collective financing among some or all of the Parties, but the costs of collective financing arrangements undertaken by less than all of the Participants shall not be considered Project Costs or be borne by other Participants.

         (c) Disposition of Unexpended Grant Funds. To the extent permitted by applicable law, any Grant Funds that remain unexpended after the Date of Commercial Operation each Segment of the Project shall be held and applied for use in connection with the Project for the benefit of the Participants, as provided for in rules to be adopted by the IPG. Any Grant Funds that remain unexpended after Abandonment of the Project and discharge of outstanding obligations in connection therewith shall be deposited to the account of AIDEA for return to the State.

         (d) Insurance. The Participants shall obtain and maintain insurance on the Project during design and construction if and as determined by the IPG in accordance with Section 6.

                  Section 9. OPERATION & MAINTENANCE; RELATED MATTERS

         (a) Selection Of O&M Managers. GVEA shall serve as the O&M Manager for the Healy-Fairbanks Segment, and shall be removable only for reasonable cause, after reasonable notice and opportunity to cure. Chugach shall be the initial O&M Manager for the Anchorage-Kenai Peninsula Segment for a period of three (3) years from and after the Date of Commercial Operation of that Segment; during such period, the IPG may remove Chugach for reasonable cause after reasonable notice and opportunity to cure, and thereafter the IPG may remove Chugach after reasonable notice by the affirmative vote of Members whose Participant's Shares in total exceed fifty percent (50%). Chugach shall subcontract with AEG&T and/or HEA to provide some or all of the Project maintenance services for Project facilities located on the Kenai Peninsula, if and to the extent that doing so will reduce Project expenses. The Parties shall negotiate in good faith in an effort to reach agreement on reasonable terms and conditions for, and to enter into, an O&M Agreement containing terms and conditions consistent with this Agreement. The rights and obligations of the O&M Manager(s) and of the IPG and its Members with respect to the Project shall also be governed by the O&M Agreement(s) for the Project.

         (b) Duties Of Parties Re: Electrical Connection & Coordination. Because each Party's own facilities will be electrically interconnected, directly or indirectly, with the Project, each Party shall operate and maintain its own facilities in a prudent and reasonable manner. The Parties agree that:

                  (1) they will negotiate in good faith to reach agreement on such protocols as may be necessary to ensure that the efficient operation of the Project is consistent with and adequately supported by
         (A) the Parties' interconnected systems, and (B) reasonable coordination of the Parties' respective system operations; and

                  (2) each Party shall in good faith operate its own system in a manner that will reasonably accommodate operation of the Project, but nothing in this Agreement shall obligate any Party to (A) operate its system in a manner inconsistent with its own needs and requirements, or
         (B) incur solely for the benefit of the Project or its operation, or for the benefit of the other Parties, any uncompensated cost, expense, or loss in the design, construction, maintenance, or operation of that Party's own system.

         (c) Intervening Taps & Other Connections. No Party or other entity shall be allowed to establish an intervening tap or other electrical connection to the Project except in accordance with standards and rules promulgated by the IPG to protect the Project's operation, financing, capability, and electric integrity.

                    Section 10. PROJECT COSTS & COST RECOVERY

         (a) Funds & Accounts. The following finds and accounts shall be owned by the Participants in proportion to their Participants' Shares, or, if established through Participants' contributions, then in proportion to said contributions. Said funds and accounts shall be held and administered in accordance with the provisions of this Agreement, with rules adopted by the IPG, or with applicable requirements set forth in any controlling Bond Resolution:

                  (1) Grant Account. All Grant Funds, including available interest thereon, as described in Section 8(a) above.

                  (2) Funds and Accounts established pursuant to any applicable Bond Resolution.

                  (3) Operating Fund, including a Working Capital Account therein.

         (b)  Operating Budget.

                  (1) The IPG shall adopt in each Operating Year (and revise as necessary or prudent during such Operating Year), in accordance with its rules, an Operating Budget of Annual Project Costs for that Operating Year, which budget shall be in an amount estimated by the IPG to be sufficient to pay all Annual Project Costs. Such budget of Annual Project Costs shall be composed of separate budgets for each Segment of the Project, and shall be broken down into categories approved by the IPG. No less than 120 days prior to the beginning of each Operating Year the O&M Managers for each Segment shall prepare and submit to the IPG an annual budget of costs, which budget (or a revised budget) the IPG shall approve or disapprove no later than sixty (60) days prior to the beginning of said Operating Year, provided, that the annual budget shall include costs attributable to overhead or administrative and general costs of the O&M Manager, any Participant, or any agency or political subdivision of the State only to the extent that said costs are approved by the IPG before they are incurred, are reasonably incurred for labor directly employed by that O&M Manager in performance of its duties under the O&M Agreement, and would not have been incurred but for the activities undertaken as O&M Manager.

                  (2) In accordance with rules established by the IPG, the Participants shall establish for each Operating Year the estimated Annual Payment Obligation of each Participant, together with a schedule for each Participant of payments that such Participant shall be required to make during the Operating Year pursuant to Section 10(d) of this Agreement, which payment schedule shall be (i) designed to recover such estimated Annual Payment Obligation from that Participant during the Operating Year, and (ii) revised during such Operating Year to reflect any revisions to the Operating Budget. After the conclusion of each Operating Year, the IPG shall determine the actual Annual Project Costs for that Project Year, the actual Annual Payment Obligation of each Participant for that Operating Year, and the amount of any additional payment required from (or the amount of any refund to be returned to) each Participant to ensure that the total of all payments received from each Participant for each Operating Year is equal to that Participant's Annual Payment Obligation for that Operating Year. Said payment or refund shall be made in periodic installments as an adjustment to the Participants' billing statement over the next succeeding Operating Year, unless otherwise determined by the IPG.

         (c)  Expenditure of Project Funds.

                  (1) The Participants shall exercise overall control over the disbursement of funds to pay Annual Project Costs through the IPG, which shall act in accordance with its rules, the Operation and Maintenance Agreement, and any applicable Bond Resolution. The Participants shall exercise their powers as members of the IPG to consider and-either approve or disapprove (i) any activities related to managing the Project that are required by the IPG to be approved prior to commencing said activities, (ii) any payments or reimbursements to the O&M Manager for costs incurred and expenditures made that are not in accordance with the approved operating budget, and (iii) any changes to the operating budget, as provided for in Section 6.

                  (2) Payments and reimbursements for Annual Project Costs shall be made only for costs incurred and expenditures made pursuant to the approved annual budget or otherwise as approved by the IPG. Documentation required to make draws against the Operating Fund shall be provided in the manner determined by the IPG in accordance with the O&M Agreement, and shall be evidenced by a certification executed by the Chairman or Treasurer of the IPG, or otherwise as the IPG may by rule determine.

                  (3) The Participants, through the IPG, shall also consider and act upon such modifications and amendments to the budget as are proposed by the O&M Manager or on the initiative of any Participant. Any revisions to the operating budget shall be made in accordance with
         Section 9(b)(2) of this Agreement.

         (d)  Recovery of Annual Project Costs.

                  (1) Each Participant agrees and is hereby obligated to pay all Annual Payment Obligations, Energy Charges and Assessments for the appropriate Project Segment, as set forth in this Section 10(d). To the extent provided in the Bond Resolution, if any, each Participant shall make said payment whether or not the Project is completed or its operation is terminated, interrupted or suspended in whole or in part. A Participant's Annual Payment Obligation for each Project Segment equals the actual Annual Project Costs for that Segment, less the total amount of actual Energy Charges incurred by all Participants during each Project Year for that Segment, and less any revenues received during said Project Year that are allocable to said Segment, multiplied by the Participant's Percentage Share in that Segment. Such Annual Payment Obligation is exclusive of any Assessments for that Segment duly adopted by the Participants acting through the IPG.

                  (2) "Annual Project Costs" for each Project Segment means costs and expenses of every type, except as provided in subsection (3) of this Section 10(d), resulting from the ownership, operation and maintenance of that Segment, that are incurred or paid by the Participants, acting through the IPG, during each Project Year in connection with that segment, including but not limited to the following:

                           (A) Operation and  maintenance  costs relating to the
                  Project ("O&M");

                           (B) Other costs,  reimbursements  or  compensation as
                  may be allowed under any O&M Agreement;

                           (C) Insurance, as determined by the IPG in accordance
                  with Section 6 of this Agreement;

                           (D)   Amounts   required  to  be  set  aside  by  the
                  Participants for the payment of debt service, or for any reserve or contingency fluid, by any Bond Resolution;

                           (E) Professional services,  including accountants and
                  auditors,   insurance   consultants,   attorneys,   engineers,
                  arbitration or alternative dispute resolution professionals;

                           (F) Costs of the IPG, but only to the extent approved
                  by the IPG prior to being incurred; and

                           (G) Other necessary and appropriate  costs,  but only
                  to the extent approved by the IPG.

                  (3)  "Annual Project Costs" shall exclude:

                           (A)  Design and  Construction  costs  financed  under
                  Section 8 of this Agreement (but not the costs of debt service and related expenses associated with such financing);

                           (B) Renewals and replacements funded by insurance proceeds or by Assessment or any specially-dedicated funds or accounts.

                  (4) From and after the Date of Commercial Operation of each Segment, each Participant shall make payment, in a manner to be provided by IPG resolution, for that individual Participant's Energy Charge amounts.

                           (A)  "Energy Charge" means

                                    (i) for the  Anchorage-Kenai  segment of the
                           Project, a 1.5 mill/kwh charge for all energy generated by the Bradley Lake Hydroelectric Project, to be paid by each Participant for its Bradley Lake energy (including, in the case of AEG&T, for the Bradley Lake energy of HEA and MEA); and

                                    (ii) for the Healy-Fairbanks  segment of the
                           Project, a 1.5 mill/kwh charge for energy generated by the Bradley Lake Hydroelectric Project for receipt by utilities in Fairbanks, and an additional 1.5 mill/kwh charge to be paid by the receiving utility for 60 percent of the non-Bradley Lake energy transmitted on the existing GVEA transmission line and the Healy-Fairbanks segment of the Project, in each case net of losses.

                                    (B) The IPG may  provide by  resolution  for
                           the Participants to pay Energy Charges in advance, in which case the IPG Treasurer shall estimate each Participant's Energy Charges for the upcoming Operating Year. The Treasurer may rely on historical data, energy transfer forecasts, or other relevant information in preparing such estimates.

                                    (C) The IPG shall  establish  procedures for
                           collecting information regarding each Participant's Energy Charges due, and the manner of their payment.

                           (5) Prior to the beginning of each Project Year,  the
                  Treasurer of the IPG shall prepare and mail to each Participant a pro forma statement showing a detailed estimate of the Annual Project Costs, a detailed estimate of the Participant's Annual Payment Obligation, and the amount of equal payments to be made by the Participant in the upcoming Project Year. Said statement may be in lieu of the issuance of periodic bills to each Participant.

                           (6) The IPG  shall  adopt all  other  procedures  for
                  billing and collection, including accounting for extraordinary receipts.

         (e)  Assessments.

                  (1) The Participants agree to fund by Assessment amounts that the Participants determine are needed to pay for the prevention or correction of any major loss or damage, and for major replacements or renewals, to keep each Project Segment in good operating condition to the extent that such costs are not covered by insurance or by borrowed money, the debt service of which is included in Annual Project Costs. "Assessment" means the Participants' duly-approved obligation to pay the total amount, according to each Participant's Share and any agreed schedule, of any such contingency.

                  (2) When a Construction Manager, O&M Manager, or Participant requests an Assessment for any contingency or renewal and replacement, the IPG shall consider such request at its next regular or special meeting. The IPG may, in its discretion, continue consideration of such request to future meetings. The IPG shall approve an Assessment pursuant to the procedures established in Section 6 of this Agreement.

                       Section 11. USE OF PROJECT CAPACITY

         (a) Use Of Protect Capacity When No Transmission Capacity Constraint Exists. At all times after the Date of Commercial Operation of each Project Segment when (1) that Segment's facilities and any parallel utility-owned transmission facilities are both in normal operation, and (2) the total combined transfer capabilities of those facilities are sufficient to allow all desired transmission by all Participants to take place simultaneously between, respectively, Healy and Fairbanks, and Anchorage and the Kenai Peninsula (i.e., at all times when parallel facilities are in operation and no transmission capacity constraint exists), then no distinction will be made between power transmitted over the facilities of that Project Segment and power transmitted over the parallel utility-owned transmission facilities, and, instead, all such power shall be deemed to move over the facilities of the Project Segment.
Transmission access to/from the facilities of the Project Segment over the facilities of any Participant shall be in accordance with the applicable terms and conditions set forth in Section 5(d).

         (b) Operation For Stability. If, on either Segment, the Project facilities and the parallel utility-owned transmission facilities are both in operation, then the combined total transfer capability or operating limit of the parallel transmission facilities will be the stability-limited amount, not the thermal limit of those facilities, as reasonably established through agreement between the IPG and the owner of the parallel utility-owned facilities. If, on either Segment, either the Project facilities or the parallel utility-owned transmission facilities are not in operation, then the operating limit of the remaining facilities shall be that which is reasonably established, as the case may be, by the IPG for the relevant Project Segment, or by the owner of the parallel utility-owned transmission facilities, under the circumstances as they exist at that time.

         (c)  Fixed Capacity Shares When Capacity Is Or May Be Constrained.

                  (1) If either Project Segment is in operation but the parallel utility-owned transmission facilities are not, then each Participant shall be entitled to its Participant's Share of the transfer capability of the facilities of that Project Segment, as established by the IPG.

                  (2) If the parallel utility-owned transmission facilities are in operation but the facilities of the Project Segment are not, then the owner of the parallel utility-owned transmission facilities will provide wheeling and related services to the other Participants under the applicable terms and conditions set forth in Section 5(d).

                  (3) If the Project facilities and the parallel utility-owned transmission facilities are both in operation, but for either Segment their total combined transfer capabilities are not sufficient to allow all desired transmission by all Participants to take place simultaneously (i.e., if Project and parallel facilities are both in operation but a transmission capacity constraint exists), then so long as such constraint exists the available transmission capacity shall be allocated between the applicable Project facilities and the parallel utility-owned facilities by one of the following methods:

                           (A)  The  IPG  and   the   owner   of  the   parallel
                  utility-owned   facilities  may  by  agreement  establish  any
                  reasonable allocation of such capacity, or

                           (B) The parallel  utility-owned  facilities  shall be
                  deemed to have the transfer capability that they would have if operated alone, less some amount reasonably adopted by the IPG to reflect the reliability/stability benefits such facilities receive from the existence of the parallel Project facilities. The remainder of the total combined transfer capability shall be deemed to be that of the Project facilities, and shall be available to each Participant in accordance with its Participant's Share.

         (d) No Duty To Transmit Power For Ultimate Consumers. The Project represents a bulk power transmission facility whose benefits are made possible by the agreement of the Participants to assume responsibility for various costs on behalf of their respective customers collectively. The Project is not a common carrier. No Party has assumed any duty to use its Participant's Share of Project capacity to transmit power for individual users/consumers or for non-utility generators.

                      Section 12. MISCELLANEOUS PROVISIONS

         (a) Waiver Not Continuing. Any waiver at any time by any Party to this Agreement of its rights with respect to any default of another Party, or with respect to any other matter arising in connection with this Agreement, shall not be considered a waiver with respect to any prior or subsequent default, right or matter.

         (b) Applicable Law. The laws of the State of Alaska (including without limitation the equal opportunity laws set forth in AS 18.80.220, as the same may be amended from time to time) shall govern the interpretation and application of this Agreement and the actions of the parties hereunder.

         (c) Section Headings. The Section headings in this Agreement are for convenience only, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the section to which they pertain.

         (d) No Third Party Beneficiaries. In promising performance to one another under this Agreement, the Parties intend to create binding legal obligations to and rights of enforcement in (a) one another, and (b) such assignees or successors in interest of the Parties as may enjoy a right to enforce this Agreement by virtue of provisions of this Agreement that expressly create such a right in such assignees or successors in interest. By entering into this Agreement, the Parties expressly do not intend to create any obligation or liability, or promise any performance to, any third party, nor have the Parties created for any third party any right to enforce this Agreement.

         (e) Execution In Counterparts. This agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         (f) Severability; Effect Of Partial Invalidity. If after this Agreement has become effective any article, paragraph, clause or provision of this Agreement shall be finally adjudicated by a court of competent jurisdiction or a regulatory agency with jurisdiction over the parties to be invalid or unenforceable, or if any administrative agency with authority over the parties shall require changes to this Agreement, then the parties shall in good faith meet promptly to negotiate lawful amendments or modifications to this Agreement that will effectuate the original intent of this Agreement and return the parties as nearly as possible to the position that each would have enjoyed in the absence of such judicial, regulatory, or administrative action.

         (g) Notices & Computation Of Time. Any notice required by this Agreement to be given to any Party shall be effective when it is received by such Party, and in computing any period of time from such notice, such period shall commence at 12:01 p.m. prevailing time at the place of receipt on the date of receipt of such notice. Whenever this Agreement calls for notice to or notification by any Party the same (unless otherwise specifically provided) shall be in writing and directed to the General Manager of the Party notified. If the date for making any payment or performing any act is a day on which banking institutions are closed in the place where payment is to be made or a legal holiday, payment may be made or the act performed on the next succeeding day which is neither a legal holiday nor a day when banking institutions are closed in such place.

         (h) Inspection Of Facilities. For purposes of this Agreement, each Party may, but shall not be obligated to, inspect any other Party's facilities relating to the Project at any time upon reasonable notice, but such inspection or failure to inspect shall not render the inspecting party, its officers, agents or employees, liable or responsible for any injury, loss, damage, or accident resulting from defects in such electric installation, or for violation of this Agreement.

         (i) Remedies Cumulative. No remedy conferred upon or reserved to the Parties hereto is intended to be exclusive of any other remedy or remedies available hereunder or now or hereafter existing at law, in equity, by statute or otherwise, but each and every such remedy shall be cumulative and shall be in addition to every other such remedy.

         (j) Covenant of good faith and fair dealing. In order to permit this Agreement, throughout its term, to be fully effective in accordance with the original intent of the Parties, each Party agrees that it shall at all times act in good faith and with fair dealing in performing its obligations and in exercising its rights under this Agreement.

         (k) Exhibits Incorporated By Reference. The exhibits attached to this Agreement shall be incorporated by reference into this Agreement if the provisions of this Agreement identifying such exhibits so specify, but otherwise shall be attached for convenience only.

         (l) Successors & Assigns. Subject to Section 4(b)(6) governing assignment for security purposes, this Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the respective successors and assignees of the Parties.

         (m) Performance Pending Resolution Of Disputes. Pending resolution of any dispute, each Party shall continue to perform its obligations under this Agreement, including but not limited to the obligation to make the payments required by this Agreement. All Parties shall be entitled to seek immediate judicial enforcement of this continued performance obligation notwithstanding the existence of a dispute. Application for such enforcement shall be made to the Superior Court for the State of Alaska, at Anchorage.

         (n) Force Maieure. In the event any Party, by reason of an Uncontrollable Force, is rendered unable, wholly or in part, to perform its obligations under the Agreement (other than its obligations to pay money), then upon said Party giving notice and particulars of such Uncontrollable Force, its obligation to perform shall be suspended or correspondingly reduced during the continuance of any inability so caused, but in no greater amount than required by the Uncontrollable Force and for no longer period, and the effects of such cause shall, so far as possible, be remedied with all reasonable and prompt dispatch. The affected Party shall not be responsible for its delay in performance under this Agreement during delays caused by the Uncontrollable Force.

         (o) Other Agreements. Except as otherwise expressly provided herein, this Agreement does not modify, alter, or amend any other contract or agreement that may exist between or among any of the Parties.

         (p) Amendment Of Agreement. This Agreement may be amended, extended, or terminated at any time by the written consent of all Parties, but no such amendment, extension, or termination shall be effective unless approved by the federal and state agencies (if any) whose approval is required at the time.

         (q) Records. The Parties shall make available to each other, for inspection and copying during business hours, all books, records, plans and other information relating to the Project; including but not limited to information relating to its cost, construction and operation, and any calculation or determination made pursuant to this agreement. In addition to meter records, the Parties shall keep log sheets and other records as may be needed for the purposes of this Agreement. In keeping books of account, each Party will, to the extent that different rules are not prescribed by this Agreement or by federal and state laws or agencies, follow the system of accounts prescribed for public utilities and licensees by the Federal Energy Regulatory Commission, except that as long as a Party is a borrower from REA then it shall follow the system of accounts prescribed by REA for its electric borrowers.

         (r) Obligations Several. Notwithstanding any Party's failure to perform its obligations under this Agreement, or any IPG action or inaction under this Agreement, each Party's obligation to perform as called for by this Agreement, including the obligation to make payments under the terms of this Agreement, shall be absolute and unimpaired. Except where specifically stated in the Agreement to be otherwise, the duties, obligations and liabilities of the parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever by construed to create an association, trust, partnership or joint venture or to impose a trust or partnership duty, obligation or liability on or with regard to any party. Each party shall be individually and severally liable for its own obligations under this Agreement.

         (s)  Mutual Covenants & Warranties.

                  (1) Retail rate approval. Each Party will affirmatively and promptly pursue all administrative and judicial remedies necessary to secure Commission approval of retail rates required to meet the terms of this Agreement where Commission approval is required.

                  (2) Compliance with law. Each Party will take all necessary steps to comply with applicable federal and state laws and regulations, licenses and permits relating to the use and operation of the Party's System.

                  (3) Licenses and permits. The Parties will take all necessary steps within their control to comply with applicable federal and state laws and regulations, and to obtain and thereafter comply with all applicable licenses and permits relating to the construction, use and operation of the Project.

                  (4) Sales and mergers. No Party shall abandon, sell, mortgage, lease or otherwise dispose of a substantial portion of the Party's system (including by sale to or merger with any other utility), unless such disposal is evaluated by a consultant approved by the IPG and that consultant certifies that taking into account the other obligations of the Party that Party will have (a) substantially the same or greater ability to produce sufficient revenues to meet its payment obligations as would the Party absent the transaction, and (b) the ability to perform all obligations under this Agreement.

         (t) Indemnification. To the extent permitted by applicable law, each Party shall protect, indemnify, defend and hold harmless every other Party, its officers, directors, employees, agents, attorneys, contractors, subcontractors, and successors and. assigns from and against any and all liabilities, damages, claims, demands, judgments, losses, harm, costs, expenses, suits or actions, including but not limited to appeals and reasonable attorneys' fees, to the extent caused by the negligent or wrongful acts or omissions of the indemnifying Party, its officers, directors, employees, agents, attorneys, contractors, subcontractors, and successors and assigns arising out of or as a result of this Agreement or the performance of any obligations hereunder, provided. that the indemnification set forth in this Section is subject to Section 7(i) and shall not require the Construction Manager to indemnify other Parties in any manner inconsistent with Section 7(i).

         (u) Guarantees by Additional Parties. If AEG&T at any time fails to meet any of its obligations under this Agreement, then to the extent of such failure by AEG&T and for so long as such failure continues, HEA and MEA shall each be obligated to meet directly its respective Share of AEG&Ts payment obligation and every other obligation in the same manner as if HEA and MEA were individual Participants obligated to make payments and perform other obligations in accordance with this Agreement. All rights and remedies available to the other Parties against AEG&T shall also be available to the other Parties against HEA and/or MBA, as applicable. For purposes of this Section 12(u), HEA's Share and MEA's Share of Project capacity shall be as set forth in Section 4(a), as modified by Section 4(b).

         (v)  Relationship  To  The   Transmission   Services   Agreement.   The
Transmission Services Agreement (attached as Exhibit E to this Agreement for reference only) shall not be terminated by this Agreement, but from and after:

                  (1) January 1, 1997, any Party may elect to pay Chugach for wheeling services the applicable Chugach wheeling rate as approved by the Commission pursuant to Section 5(d) and Exhibit D(1) of this Agreement, in lieu of paying the applicable Chugach wheeling rate computed in accordance with the Transmission Services Agreement; and

                  (2) the Effective Date, the provisions of the Transmission Services Agreement requiring Chugach to provide free Bradley Lake energy storage services in Chugach's Cooper Lake reservoir will no longer apply.

         (w) Consideration Of Other Benefits Facilitated By The Project. In order to ensure that all potentially beneficial uses of the Project are appropriately investigated, the Parties agree that, promptly after this Agreement becomes effective, they will begin to meet periodically in order to discuss and explore in good faith potential mutually agreeable opportunities to reduce the costs of providing electric power service to their respective consumers through power pooling, transmission pooling, reserve sharing, exchanges, economic dispatch, hydrothermal coordination, maintenance of competitive economy energy markets, and other arrangements.

                            Section 13. DEFINITIONS.

         The following terms shall, for purposes of this Agreement, have the meaning specified.

         (a)  "Additional  Costs"  shall  have the same  meaning  given to it in
Section 8(b) of this Agreement.

         (b)  "Additional  Parties"  shall have the same meaning  given to it in
Section 1 of this Agreement.

         (c) "Agreement" means this 1993 Alaska Intertie Project Participants Agreement, also referred to herein as Participants Agreement.

         (d) "Annual Debt Service" means the amount payable by a Participant in or for a Project Year pursuant to the Bond Resolution.

         (e) "Annual Payment Obligation" shall have the same meaning given to it in Section 10(d)(1) of this Agreement.

         (f) "Annual  Project  Cost" shall have the same meaning  given to it in
Section 10(d)(2) of this Agreement.

         (g) "Assessment" shall have the same meaning given to it in Section 10(e)(1) of this Agreement.

         (h) "Bond Resolution" means a resolution, ordinance, indenture, or similar instrument, approved by all of the Parties, pursuant to which bonds, notes or other evidences of indebtedness (including refunding bonds), are issued, the proceeds of which are used to pay or reimburse Additional Costs, pursuant to a collective financing arrangement entered into by all Parties under
Section 8(b).

         (i) "Construction Agreement" means an agreement entered into pursuant to Section 7(k) between the Construction Manager of a Project Segment and the Participants acting through the IPG setting forth the rights and obligations of the Construction Manager and of the IPG and its Members and such details regarding the design and construction of that Project Segment as the Construction Manager and the IPG determine to be necessary.

         (j) "Construction Budget" means the annual budget for Design and Construction Costs for a Project Segment as adopted or in effect for a particular Construction Year, and amended or supplemented from time to time as provided for in this Agreement.

         (k) "Construction Manager" means the Participant that, for the benefit of all of the Participants, manages or carries out the design and construction of either Segment of the Project. As provided in Section 7(a) of this Agreement, Golden Valley Electric Association, Inc. shall be the Construction Manager of the Healy-Fairbanks Segment and Chugach Electric Association, Inc. shall be the Construction Manager of the Anchorage-Kenai Peninsula Segment (unless and until either is replaced by another Participant by action of the IPG pursuant to
Section 7(j)), and may be referred to collectively herein as Construction Managers.

         (i) "Construction Schedule" means a projection of significant design and construction milestones marking progress from the Effective Date of this

Agreement to the projected Date of Commercial Operation of a Project Segment, to be prepared by the Construction Manager for that Segment.

         (m) "Construction Year" means a Project Year during which a Project Segment is being designed or is under construction. The first Construction Year starts on the Effective Date of this Agreement and corresponds to the first Project Year. The last Construction Year for a Project Segment shall be that portion of the twelve-month period between the last full (i.e. twelve month) Project Year and the Date of Commercial Operation. The Construction Year for both Project Segments shall run concurrently, except that the conclusion of the last Construction Year for one of the Project Segments (when it reaches its Date of Commercial Operation) shall not affect the calculation of Construction Years for the other Project Segment, which shall continue until that segment reaches its Date of Commercial Operation.

         (n) "Date of Commercial Operation" means the date on which a Construction Manager reasonably declares that a Segment of the Project is fully available to be operated on a commercial basis and in accordance with this Agreement.

         (o) "Design and Construction Costs" means all capital costs of the Project, including but not limited to planning, permitting, design, acquisition of real property interests, construction, equipment, testing, and insurance costs, but not administrative and general costs of any Participant, State agency, political subdivision, or Construction Manager, except pursuant to
Section 7(c), unless such costs are expressly approved by the IPG prior to being incurred.

         (p) "Effective Date" shall have the same meaning given to it in Section 2(a) of this Agreement.

         (q) "Energy Charge" shall have the same meaning given to it in Section 10(d)(4).

         (r)  "Expiration  Date"  shall  have  the same  meaning  given to it in
Section 2(b) of this Agreement.

         (s) "Grant Account" means the Healy-Fairbanks Intertie Account or the Anchorage-Kenai Intertie Account, or both, as established by Section 2.02 of the Grant Administration Agreement.

         (t) "Grant Administration Agreement" means the agreement dated _______ among the Alaska Industrial Development and Export Authority and the Parties to this Agreement setting forth the terms and conditions governing the administration of Grant Accounts.

         (u) "Grant Funds" means the $43,200,000 appropriated by Section 1 of ch. 19, SLA 1993, for payment as a grant under AS 37.05.316 for construction of the Healy-Fairbanks Segment and the $46,800,000 appropriated by Section 2 of ch. 19, SLA 1993, for payment as a grant under AS 37.05.316 for construction of the Anchorage-Kenai Peninsula Segment.

         (v) "Intertie Grant Agreement" means the agreement dated October 26, 1993 among the Parties to this Agreement, the Alaska Industrial Development and

Export Authority and the State of Alaska, Department of Administration (DOA) satisfying the statutory conditions precedent to DOA's transfer of the Grant Funds and providing for DOA's transfer of such Grant Funds.

         (w) "IPG" is an abbreviation for "lntertie Participants Group" and means the Participants and Additional Parties acting collectively as set forth hi this Agreement. As provided elsewhere in this agreement, AEG&T, while a Participant, is not a Member of the IPG. The Additional Parties to this Agreement, HEA and MEA, collectively constitute AEG&T and are individually Members of the IPG.

         (x) "Member" means a member of the IPG. The members of the IPG are identified in Section 6(b).

         (y)  "Operating  Budget"  means the budget for Annual  Project Costs as
adopted  or  in  effect  for  a  particular   Operating  Year,  and  amended  or
supplemented from time to time as provided for in this Agreement.

         (z) "Operating Fund" means a fund established pursuant to Section 10(a) of this Agreement, consisting of Annual Payment Obligations, Energy Charges, Assessments, insurance proceeds and other revenues available to pay Annual Project Costs.

         (aa) "Operating Year" means that Project Year, and is a period used for computation of Annual Project Costs for a Project Segment or both Segments and preparation of annual budgets for recovery of the same pursuant to Section 10 of this Agreement. The initial Operating Year for each Segment shall start on the Date of Commercial Operation of that Segment and continue through and include the last day of that Project Year. Subsequently, the Operating Year for that Segment shall be the Project Year.

         (bb) "Operation & Maintenance Agreement" may also be referred to herein as O&M Agreement and means an agreement pursuant to Section 9(a) between the O&M Manager of the Project or a Project Segment and the Participants acting through the IPG detailing the rights and obligations of the O&M Manager and of the IPG and its members with regard to the operation and maintenance of the Project or relevant Project Segment.

         (cc) "Operation & Maintenance Manager" may also be referred to herein as O&M Manager and means the Participant selected by the IPG pursuant to Section 9(a) of this Agreement to be responsible for the operation and maintenance of the Project or a Project Segment, for the benefit of all of the Participants. The O&M Manager may exercise this responsibility by conducting operation and maintenance activities with its own personnel, or by supervising a contractor selected by the O&M Manager expressly for the purpose of conducting such activities.

         (dd) "Optional Project Work" means project repairs, renewals and replacements, improvements, betterments, additions, or expansions that do not constitute Required Project Work.

         (ee) "Participants" shall have the same meaning given to it in Section 1 of this Agreement.

         (ff) "Participant's Share" means the percentage interest a Participant holds in the Project or a Project Segment under the terms of this Agreement. A Participant's Share is used to calculate its Annual Payment Obligation, including its share of Annual Project Costs, and to determine its share of Assessments, Additional Costs, or Annual Debt Service, and includes a Participant's Energy Charges.

         (gg) "Project" means the Intertie Project to be designed, constructed, operated and maintained pursuant to this Agreement, which shall consist of two Segments; the Healy-Fairbanks Segment defined by Section 3(a) of this Agreement and the Anchorage-Kenai Peninsula Segment defined by Section 3(b) of this Agreement, which may also be referred to individually herein as a Project Segment.

         (hh) "Project Year" means that calendar year unless and until the IPG converts the calculation of the Project Year to a fiscal year consisting of a twelve-month period starting on such date as the IPG shall select. The initial Project Year for purposes of this Agreement shall start on the Effective Date of this Agreement and continue through and include December 31, 1994. When and if calculation of the Project Year is converted to a fiscal year, the IPG shall provide for a transition from calendar year to fiscal year by shortening or lengthening the first Project Year calculated on a fiscal basis. The last Project Year for purposes of this Agreement shall be that portion of the twelve-month period between the end of the last full (i.e. twelve month) Project Year and the expiration of this Agreement. For each Project Segment, those Project Years, or portions thereof: prior to the Date of Commercial Operation are designated Construction Years (see the definition of Construction Years, above) and those Project Years, or portions thereof: following the Date of Commercial Operation axe designated Operating Years (see the definition of Operating Years, above).

         (ii) "Prudent Utility Practice" means at a particular time any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry at such time, or which, in the exercise of reasonable judgment in light of facts known at such time, could have been expected to accomplish the desired results at the lowest reasonable cost consistent with good business practices, reliability, safety and reasonable expedition. Prudent Utility Practice is not required to be the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts which could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. Prudent Utility Practice includes due regard for manufacturer's warranties and the requirements of governmental agencies of competent jurisdiction and shall apply not only to functional parts of the Project, but also to appropriate structures, landscaping, painting, signs, lighting and other facilities.

         (jj) "Required Project Work" means repairs, maintenance, renewals, replacements, improvements, or betterments required by federal or state law, a licensing or regulatory agency with jurisdiction over the Project, or this Agreement, or otherwise necessary to keep the Project in good and efficient operating condition, consistent with (1) sound economics for the Project and (2) Prudent Utility Practice.

         (kk) "Segment" means either of the two electric power transmission lines and associated facilities constituting the Project to be designed, constructed, operated and maintained under the terms of this Agreement

         (ll) "Uncontrollable Force" means any cause beyond the control of a Party hereto and which by the exercise of due diligence that Party is unable to prevent or overcome, including but not limited to an act of God, fire, flood, volcano, earthquake, explosion, sabotage, and act of the public enemy, civil or military authority, including court orders, injunctions and orders of governmental agencies of competent jurisdiction,, insurrection or riot, an act of the elements, failure of equipment, or the inability to obtain or ship equipment or materials because of the effect of similar causes on carriers or shippers. Strikes, lockouts, and other labor disturbances shall be considered Uncontrollable Forces, and nothing in this Agreement shall require any Party to settle a labor dispute against its best judgment; provided, that during any labor dispute all Parties shall make all reasonable efforts under the circumstances, including, to the extent permitted by law, the use of replacement personnel and or management personnel and/or other personnel under the provisions of a mutual aid agreement, to ensure, if possible the continued ability of the Parties to carry out their obligations under this Agreement.

         (mm) "Working Capital Account" means an account within the Operating Fund which is to be managed so that finds from that account are available to meet reasonable current expenses and contingencies as they arise in the course of the design, construction, operation and maintenance of the Project.

                       Section 14. DEFAULTS AND REMEDIES.

         (a)  Each of the following shall constitute an Event of Default:

                  (1) A material breach in performance of this Agreement by a Party, which breach has continued for a period in excess of sixty (60) days after the defaulting Participant has been notified in writing that such breach will, unless corrected within such 60-day period, constitute an Event of Default; such material breaches shall include, but not be limited to, the failure to make any payments required by this Agreement, including but not limited to Annual Payment Obligation, Energy Charges, Assessments, and Additional Costs;

                  (2) A continual or repeated failure or refusal by a Party to perform, substantially in accordance with this Agreement, all or any of its obligations under this Agreement, thereby materially impairing the value of this Agreement to the other Parties, which failure or refusal recurs after the breaching Party has been notified in writing that such breach will, if repeated, constitute an Event of Default;

                  (3)  A  filing  by  a  Party  to  seek  protection  under  any
         applicable  bankruptcy,  reorganization,   insolvency,  dissolution  or
         liquidation law, which filing has not been dismissed within 90 days;

                  (4) Default under the Bond Resolution or separate financing instrument used by a Participant to finance all or part of its obligation under this Agreement.

         (b) Upon the occurrence of any Event of Default by a Party, any other Party may exercise any remedy or combination of available remedies, including but not limited to the following:

                  (1) Termination of this Agreement with respect to that defaulting Party, provided however that said termination shall not be effective to increase the Annual Payment Obligations or Assessments of non-defaulting Parties unless termination is first approved in writing by all Members whose Annual Payment Obligations or Assessments would be increased as a consequence of said termination;

                  (2) Suspension or expulsion of the defaulting Party from the IPG and loss of the defaulting Party's right to use the Project;

                  (3) An action to recover compensatory or other damages provided by law, or to seek specific performance of any and all obligations required under this Agreement.

         (c) The remedies provided herein for Events of Default are not exclusive and the Parties retain all rights of action that exist at law and in equity, or pursuant to this Agreement, to remedy any breach, irrespective of whether said breach constitutes an Event of Default or results in termination of the Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.


ALASKA ELECTRIC GENERATION & TRANSMISSION COOPERATIVE, INC.


By              /s/
        ------------------------------

As      Executive Manager
        ------------------------------


The MUNICIPALITY OF ANCHORAGE d/b/a/ MUNICIPAL LIGHT & POWER


By              /s/
        ------------------------------

As      Mayor
        ------------------------------


CHUGACH ELECTRIC ASSOCIATION, INC.

By              /s/
        ------------------------------

As      General Manager
        ------------------------------

The MUNICIPALITY OF FAIRBANKS d/b/a SYSTEM FAIRBANKS MUNICIPAL UTILITIES


By              /s/
        ------------------------------

As      Deputy City Manager-Utilities
        ------------------------------


GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.

By              /s/
        ------------------------------

As      General Manager
        ------------------------------

The CITY OF SEWARD d/b/a SEWARD ELECTRIC SYSTEM


By              /s/
        ------------------------------

As      Manager, Engineering & Utilities
        ------------------------------


HOMER ELECTRIC ASSOCIATION, INC.

By             /s/
        ------------------------------

As      General Manager
        ------------------------------


MATANUSKA ELECTRIC ASSOCIATION, INC.


By              /s/
        -----------------------------

As      General Manager
        ------------------------------

                                                    EXHIBIT D(1)


                INITIAL CHUGACH WHEELING RATES & RELATED MATTERS

         The following  rates,  terms,  and  conditions  shall apply pursuant to
Section 5(d)(2) for use of Chugach's facilities under Section 5(d)(1):

         1. Effective date and term. The wheeling rates and related, terms and conditions described herein shall become effective on January 1, 1997 and shall remain in effect for fifteen (15) years, i.e., through December 31, 2011.

         2.  Applicability.

         (a) The rates and related terms and conditions described herein will apply to electric power transmitted to or from the Anchorage-Kenai Peninsula Segment (i) by Participants in, or Additional Parties who are participating through a Participant in, that Segment, and (ii) from generators already existing as of December 1, 1993.

         (b) If for any reason the Segment is not completed but is instead terminated/ abandoned by the Participants, then the rates and related terms and conditions described herein will apply under the Transmission Services Agreement, during the term described in Paragraph 1 of this Exhibit D(1), to electric power that is:

                  (i) the power of a Wheeling Utility (as defined in the Transmission Services Agreement) that is also a Participant in the Healy-Fairbanks Segment of the Project at the time;

                  (ii)  generated either:

                           (A)  by the Bradley Lake Hydroelectric Project, or,

                           (B) by the Soldotna No. 1 generating  unit, if and to
                  the extent that power generated by such unit is eligible to receive wheeling services under the terms and conditions set forth in Section 8(f) of the Transmission Services Agreement; and

                  (iii)  transmitted  from  the  Soldotna   Substation  to  that
         Wheeling Utility's Delivery Point, as the latter is defined in the Transmission Services Agreement.

         (c) For wheeling services not within the scope of Paragraphs 2(a) or 2(b) of this Exhibit D(1) and not within the scope of the Transmission Services Agreement, Chugach will prepare (on request and/or periodically) and will submit to the Commission for review and approval, nondiscriminatory and just and reasonable (i) wheeling rates, and (ii) terms and conditions governing such wheeling services. Such rates, terms, and conditions may be revised from time to time.

         3. Basic wheeling rate. In each year, the basic wheeling rate, "R," will be computed in accordance with the formula set forth in Appendix A of the Transmission Services Agreement, with the exception that the value of "K" in such formula shall be established at "0.50" in each year.

         4.  Cost review and control.

         (a)  Standard.   After  the  effective  date,  the  costs  of  any  new
transmission investment by Chugach shall be added to the costs used to compute the wheeling rate only if and to the extent that such transmission investment supports Chugach's bulk power network transmission system, and not Chugach's retail distribution system. If any investment supports both such systems, then the costs of that investment shall be allocated equitably and reasonably between such systems for purposes of applying the foregoing standard.

         (b)  Procedure.   Chugach  will  provide   reasonable   notice  to  the
Participants of the costs of any new transmission investment that Chugach proposes to add to the costs used to compute the wheeling rate. With such notice, Chugach will also explain in writing why the inclusion of such costs in the wheeling rate meets the standard set forth above. On request, Chugach will meet with the Participants to discuss these matters. If, after such meeting, any Participant believes that including any such costs (hereinafter "disputed costs") in the wheeling rate would violate the standard set forth above, that Participant shall so notify Chugach and provide a written explanation for that Participant's position. In response to any such notice and explanation, and before Chugach makes any final decision to include any such disputed costs in the wheeling rate, Chugach may, but shall not be obligated to, offer to engage in further discussions with that Participant, and/or afford that Participant additional opportunities to present its position to the Chugach staff and/or Board, or to a joint Board or other inter-utility panel that Chugach may elect to convene.

         (c) Review. Chugach's final decision to include or not include any such costs in the wheeling rate, if disputed, shall be submitted to the Commission for resolution. Each Participant shall be entitled to challenge Chugach's decision before the Commission, but only if and to the extent that such Participant took part in the pre-filing discussions and presentations described in Paragraph 4(b) above.

         5. Rate applies during Intertie outages. "R" would apply to transmission even at times when the Segment, having been completed, is out of service and Chugach's parallel transmission facilities alone are available for wheeling services.

         6. Other services. Under the Transmission Services Agreement, Chugach will continue to provide (a) assured wheeling services, for periods of up to two weeks at a time, at a rate computed in the same manner as the basic wheeling rate but using a value of "1.15" for the constant "K," and (b) displacement energy purchase services for the Bradley Lake energy of Wheeling Utilities that cannot be transmitted from the Kenai Peninsula. From and after the Effective Date of this Agreement, Chugach will no longer continue to provide free reservoir storage for such energy in Cooper Lake.

         7. Other terms and conditions. Such matters as the scheduling of transmission or displacement purchase services, accounting for line losses, the effect of offsetting flows, and other matters -dealt with in the Transmission-Services Agreement (including Chugach's duties, limitations on such duties, and priority use of its own facilities), as reasonably applicable to the circumstances-of this Agreement, will continue to be governed by the Transmission-Service Agreement.

         8. Reciprocal services. Each Participant and Additional Party agrees that, at Chugach's request, it will make wheeling services available to Chugach over its system, subject to like conditions and limitations as those set forth in this Exhibit D(1), at a rate no higher than the rate computed in accordance with the following formula:

                Rate              =                C/E x 0.5

Where "C" represents the applicable utility's annual costs of bulk power network transmission investments, and "E" represents the firm energy and Bradley Lake energy transmitted annually over that utility's system.

                                                       EXHIBIT D(2)


                     GVEA WHEELING RATES AND RELATED MATTERS

         The  following  rates,  terms and  conditions  shall apply  pursuant to
Section 5(d)(3):

         (a) Wheeling Rate. The wheeling rate for any use of the GVEA system shall initially be 1.5 mills/kwh for the period commencing with the Date of Commercial Operation of the Healy-Fairbanks Segment, and shall remain in effect at least until the third anniversary thereof. Thereafter, the rate may be revised either by mutual agreement of GVEA and FMUS or by the Commission in a proceeding initiated by either GVEA or FMUS.

         (b) Use of Lines and Calculation of Charges. For purposes of computing wheeling charges, GVEA and FMUS are deemed to transmit 60% of energy transmitted from Healy to Fairbanks on the Healy-Fairbanks Segment, and 40% on the existing GVEA transmission line. At. any time the GVEA line is inoperable, FMUS shall pay to the IPG 1.5 mills/kwh for 100% of power transmitted. At any time the new Healy-Fairbanks Segment is inoperable, FMUS shall pay to GVEA the then-current rate for 100% of power transmitted. During any period in which FMUS is not directly connected to the Wilson substation, FMUS shall be responsible for payment of wheeling charges to GVEA for 100% of energy transmitted and to the IPG for 60% of energy transmitted.

         (c)  Losses.

         (1) Existing GVEA Line. FMUS losses shall be incremental on the existing GVEA line.

         (2)   Healy-Fairbanks   Segment.   FMUS   and   GVEA   Losses   on  the
Healy-Fairbanks Segment shall be computed on an average basis.